UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 5, 2007

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)
375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2007, the Board of Directors of II-VI Incorporated (Nasdaq: IIVI) (“II-VI” or the “Company”) appointed Francis J. Kramer as the Chief Executive Officer of the Company, effective July 1, 2007, succeeding Carl J. Johnson. Mr. Kramer also will remain as President and is a member of the Company’s Board of Directors. Dr. Johnson will remain as Chairman of the Board. The full text of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In connection with Mr. Kramer’s appointment as Chief Executive Officer, the Company entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Mr. Kramer on May 7, 2007. A copy of the Employment Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Mr. Kramer, age 57, has served as the Company’s President and Chief Operating Officer since 1985. He joined the Company in 1983 as Vice President and General Manager of Manufacturing and in 1984 he became Executive Vice President and General Manager of Manufacturing. Prior to his employment with the Company, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corp.

Pursuant to the terms of the Employment Agreement, Mr. Kramer will receive an annual gross salary of $360,000 and will be eligible for cash bonuses and other compensation at the discretion of the Compensation Committee of the Board of Directors. Mr. Kramer also will be eligible to participate in the full range of benefits offered to other Company employees, and will be eligible to participate in the Company’s 2005 Omnibus Incentive Plan. Mr. Kramer will also receive an enhanced life insurance and long-term disability benefit. If the Employment Agreement is terminated by the Company without “cause,” by Mr. Kramer for “good reason” (each as defined in the Employment Agreement), in the event of death or permanent disability, or in connection with a change of control of the Company (as defined in the Employment Agreement), Mr. Kramer will be entitled to cash severance payments based on formulas set forth in the Employment Agreement. In connection with the Employment Agreement, as a result of the limitations imposed on severance payments in connection with a change in control pursuant to Internal Revenue Code Section 280G, and in lieu of a tax gross up provision, the Compensation Committee of the Board of Directors will accelerate the vesting provisions on all outstanding stock options held by Mr. Kramer no later than June 30, 2007. In addition, future stock-based awards granted to Mr. Kramer may be fully vested when issued.

There are and have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, regarding Mr. Kramer, that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Amended and Restated Employment Agreement by and between II-VI Incorporated and Francis J. Kramer dated May 7, 2007

Exhibit 99.1	Press Release dated May 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: May 10, 2007	By:	/s/ Carl J. Johnson
Carl J. Johnson
Chairman and Chief Executive Officer

Date: May 10, 2007	By:	/s/ Craig A. Creaturo
Craig A. Creaturo
Chief Financial Officer and Treasurer